UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 17, 2007

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 37th Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 10, 2007 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 14, 2007, the Company received a Margin Deficit Notice from Wachovia Bank, National Association (“Wachovia”), dated August 6, 2007, stating that a margin deficit under that certain Master Repurchase Agreement, dated August 24, 2006 (“Original Master Repurchase Agreement”), and as amended by Amendment No. 1 to the Original Master Repurchase Agreement, dated August 24, 2006, by Amendment No. 2 to the Original Master Repurchase Agreement, dated December 15, 2006, by Amendment No. 3 to the Original Master Repurchase Agreement, dated February 8, 2006 and by Amendment No. 4 to the Original Master Repurchase Agreement, dated June 29, 2006, among certain subsidiaries of the Company, the Company, as guarantor and Wachovia (collectively, the “Wachovia Warehouse Facility”) exists, and demanding that such subsidiaries transfer approximately $26.7 million to Wachovia in immediately available funds on or before 7:00 p.m. on August 8, 2007.

The deadline was initially extended by Wachovia to August 9, 2007 pursuant a letter, dated as of August 8, 2007. The Company wired $17.0 million in cash to Wachovia on August 9, 2007. The Company negotiated with Wachovia on the remainder of the margin deficit and discussed the amount and manner of payment through either (i) borrowing under a $75.0 million revolving credit facility under the Company’s second collateralized debt obligation (“CDO”), (ii) through the pledge of certain unencumbered assets, (iii) through the contribution of certain assets securing the Wachovia Warehouse Facility into the Company’s second CDO or (iv) through the use of available cash on hand. The deadline for the remaining approximately $9.7 million margin deficit was extended by Wachovia to August 14, 2007 pursuant to a letter, dated as of August 9, 2007.

On August 14, 2007 the Company transferred two assets off the Wachovia Warehouse Facility into one of its existing collateralized debt obligations, thereby reducing the margin requirement by approximately $2.9 million. The Company also wired $5.1 million in cash towards satisfaction of the margin deficit. Pursuant to a letter from Wachovia dated August 14, 2007, the Company received an extension to August 17, 2007 to continue negotiation on the amount and timing of the remaining $1.7 million margin deficit.

On August 17, 2007, the Company satisfied this margin deficit by wiring the remaining $1.7 million in cash to Wachovia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2007

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer